Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Fourth Fiscal Quarter

and Fiscal Year Ended April 30, 2013

Fourth fiscal quarter of 2013 and recent strategic highlights include:

•	SaaS revenue for the fourth quarter increased by 35% year-over-year to $42.3 million

•	Net media revenue for the fourth quarter was $1.0 million

•	Number of active enterprise clients totaled 1,208 at the end of the period

•	Gene Austin was appointed president and Marc Cannon was appointed executive vice president of client services

AUSTIN, Texas, June 4, 2013 — Bazaarvoice, Inc. (NASDAQ: BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the fourth fiscal quarter and fiscal year ended April 30, 2013.

“I am pleased with how we concluded fiscal 2013, both financially and operationally,” said Stephen Collins, chief executive officer of Bazaarvoice. “We have now substantially completed the build out of our leadership team, and we look forward to embarking upon the next phase of growth as we continue to expand our network of brand and retail clients globally.”

Fourth Fiscal Quarter of 2013 Financial Details

Revenue: Bazaarvoice reported revenue of $43.3 million for the fourth quarter of 2013, up 38% from the fourth quarter of 2012, which consisted of SaaS revenue of $42.3 million and net media revenue of $1.0 million.

Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2013 was a loss of $6.9 million, compared to a loss of $3.5 million for the fourth quarter of 2012.

GAAP net loss and net loss per share: GAAP net loss was $23.1 million, compared to a GAAP net loss of $6.4 million for the fourth quarter of 2012. GAAP net loss per share was $0.32 based upon weighted average shares outstanding of 73.1 million, compared to $0.13 for the fourth quarter of 2012 based upon weighted average shares outstanding of 48.2 million.

Non-GAAP net loss and net loss per share: Non-GAAP net loss was $8.7 million, compared to a non-GAAP net loss of $4.3 million for the fourth quarter of 2012. Non-GAAP net loss per share was $0.12 based upon weighted average shares outstanding of 73.1 million, compared to $0.08 for the fourth quarter of 2012 based upon weighted average shares outstanding of 55.7 million.

Clients: The number of active enterprise clients at the end of the fourth quarter was 1,208, and the number of active network clients at the end of the fourth quarter was approximately 1,400. Annualized SaaS revenue per average active enterprise client for the fourth quarter was approximately $142,000. Active enterprise client retention rate for the fourth quarter was approximately 98%.

Fiscal Year 2013 Financial Details

Revenue: Bazaarvoice reported revenue of $160.3 million for the fiscal year ended April 30, 2013, up 51% from the fiscal year ended April 30, 2012, which consisted of SaaS revenue of $157.3 million and net media revenue of $3.0 million.

Adjusted EBITDA: Adjusted EBITDA for the fiscal year 2013 was a loss of $19.2 million, compared to a loss of $12.9 million for the fiscal year 2012.

GAAP net loss and net loss per share: GAAP net loss was $63.8 million, compared to a GAAP net loss of $24.3 million for the fiscal year 2012. GAAP net loss per share was $0.92 based upon weighted average shares outstanding of 69.3 million, compared to $0.92 for the fiscal year 2012 based upon weighted average shares outstanding of 26.4 million.

Non-GAAP net loss and net loss per share: Non-GAAP net loss was $21.7 million, compared to a non-GAAP net loss of $16.5 million for the fiscal year 2012. Non-GAAP net loss per share was $0.31 based upon weighted average shares outstanding of 69.3 million, compared to $0.34 for the fiscal year 2012 based upon weighted average shares outstanding of 48.3 million.

Clients: The number of active enterprise clients at the end of the fiscal year 2013 was 1,208, and the number of active network clients at the end of the fourth quarter was approximately 1,400. SaaS revenue per average active enterprise client for the fiscal year 2013 was approximately $144,000. Active enterprise client retention rate for the fiscal year 2013 was approximately 90%.

In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the fourth fiscal quarter and fiscal year ended April 30, 2013. To access this call, dial (800) 341-3130 from the United States or (913) 312-1386 internationally with conference ID 1980715. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through June 18, 2013 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 1980715.

About Bazaarvoice

Bazaarvoice is one of the world’s largest shopper networks connecting people, products, brands and retailers at each stage of the buying journey. For more than 2,000 clients globally, Bazaarvoice helps channel authentic, consumer-generated branded content into all the places that influence purchase decisions, giving our clients business insights so they can offer consumers more of what they want. Many of the world’s largest retailers rely upon Bazaarvoice to drive more traffic to and conversion on their ecommerce sites, and the Bazaarvoice network helps brands participate directly in the retail channel to influence consumers at the point of purchase. Headquartered in Austin, Texas, Bazaarvoice has offices in Amsterdam, London, Munich, New York, Paris, San Francisco, Stockholm and Sydney. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Number of Active Enterprise Clients

We define an active enterprise client as an organization that has implemented either the Bazaarvoice Conversations platform or the PowerReviews Enterprise platform and from which we are currently recognizing revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our enterprise client base is a leading indicator of our ability to grow revenue.

Number of Active Network Clients

We define an active network client as an organization that has implemented one of more of solutions but has not implemented either the Conversations or PowerReviews Enterprise platforms. Such solutions may include our Connections solutions, Media solutions or Express platform. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our enterprise client base is an indicator of the reach of our network.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments. Non-GAAP basic and diluted loss per share for the fourth fiscal quarter and fiscal year ended April 30, 2012 has been calculated assuming the conversion of all outstanding shares of our preferred stock into 27,897,031 shares of our common stock as of the first day of the beginning of the period. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as and in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to integrate the operations of Longboard Media, Inc. as announced in our release on Form 8-K on November 5, 2012; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2012, our Form 10-Q for the fiscal quarter ended January 31, 2013 and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	April 30,	April 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$25,045	$74,367
Restricted cash	604	500
Short-term investments	70,290	50,834
Accounts receivable, net	29,261	17,977
Prepaid expenses and other current assets	6,632	3,873

Total current assets	131,832	147,551
Property, equipment and capitalized internal-use software development costs, net	14,593	8,868
Goodwill	141,833	—
Acquired intangible assets, net	51,924	—
Other non-current assets	1,761	448

Total assets	$341,943	$156,867

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,637	$2,523
Accrued expenses and other current liabilities	32,390	12,725
Deferred revenue	54,854	42,152

Total current liabilities	93,881	57,400
Deferred revenue less current portion	2,049	3,434
Deferred tax liability, long-term	2,032	31
Other liabilities, long-term	2,632	2,404

Total liabilities	100,594	63,269
Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	370,397	158,769
Accumulated other comprehensive loss	(146)	(20)
Accumulated deficit	(128,909)	(65,157)

Total stockholders’ equity	241,349	93,598

Total liabilities and stockholders’ equity	$341,943	$156,867

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net loss per share data)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2013	2012	2013	2012
Revenue	$43,330	$31,431	$160,296	$106,136
Cost of revenue	14,158	10,325	55,107	36,441

Gross profit	29,172	21,106	105,189	69,695

Operating expenses:
Sales and marketing	23,003	14,257	76,885	49,726
Research and development	8,690	6,811	33,046	20,789
General and administrative	10,744	6,047	43,207	21,895
Acquisition-related and other	7,441	—	12,212	—
Amortization of acquired intangible assets	1,381	—	3,924	—

Total operating expenses	51,259	27,115	169,274	92,410

Operating loss	(22,087)	(6,009)	(64,085)	(22,715)

Other income (expense), net:
Interest income	107	—	217	17
Other income (expense)	(580)	(15)	(1,031)	(820)

Total other income (expense), net	(473)	(15)	(814)	(803)

Loss before income taxes	(22,560)	(6,024)	(64,899)	(23,518)
Income tax expense (benefit)	584	343	(1,147)	811

Net loss	$(23,144)	$(6,367)	$(63,752)	$(24,329)
Accretion of redeemable convertible preferred stock	—	(3)	—	(38)

Net loss applicable to common stockholders	$(23,144)	$(6,370)	$(63,752)	$(24,367)

Net loss per share applicable to common stockholders:
Basic and diluted	$(0.32)	$(0.13)	$(0.92)	$(0.92)

Basic and diluted weighted average number of shares outstanding	73,121	48,236	69,336	26,403

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2013	2012	2013	2012
Operating activities:
Net loss	$(23,144)	$(6,367)	$(63,752)	$(24,329)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,427	861	10,900	3,108
Stock-based expense	3,381	1,952	22,453	7,710
Revaluation of contingent consideration	(1,000)	—	(1,000)	—
Bad debt expense	1,216	158	2,859	1,083
Excess tax benefit related to stock-based compensation	(145)	(78)	(510)	(78)
Changes in operating assets and liabilities:
Accounts receivable	(168)	2,828	(10,749)	(5,566)
Prepaid expenses and other current assets	(2,023)	(1,661)	(1,766)	(1,132)
Other non-current assets	(1,593)	63	(432)	(298)
Accounts payable	453	(1,197)	974	808
Accrued expenses and other current liabilities	6,256	51	13,283	5,176
Deferred revenue	3,986	3,461	8,633	13,432
Other liabilities, long-term	253	(235)	(2,699)	(234)

Net cash used in operating activities	(9,101)	(164)	(21,806)	(320)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	—	—	(60,750)	—
Purchases of property, equipment and capitalized internal-use software development costs	(2,849)	(1,313)	(10,853)	(5,119)
Purchases of short-term investments	(16,250)	(50,884)	(90,828)	(50,884)
Proceeds from maturities of short-term investments	22,541	—	61,310	—
Proceeds from sale of short-term investments	5,018	—	10,032	—
Increase in restricted cash	—	—	—	(250)

Net cash provided by (used in) investing activities	8,460	(52,197)	(91,089)	(56,253)
Financing activities:
Proceeds from initial public offering, net of costs	—	113,716	—	112,778
Proceeds from follow-on stock offering, net of costs	—	—	51,943	—
Proceeds from exercise of stock options	1,756	571	11,226	3,049
Excess tax benefit related to stock-based compensation	145	78	510	78

Net cash provided by financing activities	1,901	114,365	63,679	115,905
Effect of exchange rate fluctuations on cash and cash equivalents	(60)	58	(106)	(15)

Net change in cash and cash equivalents	1,200	62,062	(49,322)	59,317
Cash and cash equivalents at beginning of period	23,845	12,305	74,367	15,050

Cash and cash equivalents at end of period	$25,045	$74,367	$25,045	$74,367

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$204	$225	$440	$330
Supplemental disclosure of non-cash investing and financing activities:
Purchase of intangible asset recorded in accrued expenses and other current liabilities	$205	$—	$705	$—
Accretion of redeemable convertible preferred stock	—	3	—	38
Issuance of stock for acquisition	—	—	125,497	—

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except net loss per share data)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2013	2012	2013	2012
Non-GAAP net loss and net loss per share:
GAAP net loss	$(23,144)	$(6,367)	$(63,752)	$(24,329)
Stock-based expense (1)	3,381	1,952	22,453	7,710
Contingent consideration related to acquisition (2)	(410)	—	(410)	—
Amortization of acquired intangible assets	1,831	—	5,514	—
Acquisition-related and other expense	7,441	—	12,212	—
Other stock-related expense (3)	2,200	—	2,200	—
Income tax adjustment for non-GAAP items	39	119	64	119

Non-GAAP net loss	$(8,662)	$(4,296)	$(21,719)	$(16,500)

GAAP basic and diluted shares	73,121	48,236	69,336	26,403
Assumed preferred stock conversion	—	7,439	—	21,934

Non-GAAP basic and diluted shares	73,121	55,675	69,336	48,337

Non-GAAP basic and diluted net loss per share	$(0.12)	$(0.08)	$(0.31)	$(0.34)

Adjusted EBITDA:
GAAP net loss	$(23,144)	$(6,367)	$(63,752)	$(24,329)
Stock-based expense (1)	3,381	1,952	22,453	7,710
Contingent consideration related to acquisition (2)	(410)	—	(410)	—
Adjusted depreciation and amortization (4)	2,537	552	8,436	2,104
Acquisition-related and other expense	7,441	—	12,212	—
Other stock-related expense (3)	2,200	—	2,200	—
Income tax expense (benefit)	584	343	(1,147)	811
Total other (income) expense, net	473	15	814	803

Adjusted EBITDA	$(6,938)	$(3,505)	$(19,194)	$(12,901)

(1) Stock-based expense includes the following:
Cost of revenue	$384	$234	$1,704	$1,220
Sales and marketing	845	636	4,250	1,869
Research and development	756	406	3,126	1,326
General and administrative	1,396	676	13,373	3,295

Stock-based expense	$3,381	$1,952	$22,453	$7,710

(2) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$(1,000)	$—	$(1,000)	$—
(b) Contingent consideration included in compensation expense
General and administrative	295	—	295	—
Sales and marketing	295	—	295	—

Contingent consideration related to acquisition	$(410)	$—	$(410)	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

(unaudited)

(in thousands, except net loss per share data)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2013	2012	2013	2012

(3) Other stock-related expense includes the following:
General and administrative	$2,200	$—	$2,200	$—

Other stock-related expense	$2,200	$—	$2,200	$—

Other stock-related expense represents a non-recurring estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability.

(4) Adjusted depreciation and amortization includes the following:

Cost of revenue	$681	$194	$2,481	$825
Sales and marketing	120	117	601	490
Research and development	173	136	647	431
General and administrative	182	105	783	358
Amortization of acquired intangible assets	1,381	—	3,924	—

Adjusted depreciation and amortization	$2,537	$552	$8,436	$2,104

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(unaudited)

(in thousands, except active enterprise clients and full-time employees data)

	Three Months Ended
	Jul 31, 2011	Oct 31, 2011	Jan 31, 2012	Apr 30, 2012	Jul 31, 2012	Oct 31, 2012	Jan 31, 2013	Apr 30, 2013
Revenue (1)	$22,088	$25,015	$27,602	$31,431	$35,662	$38,626	$42,678	$43,330
Cost of revenue	7,797	8,805	9,514	10,325	12,633	14,099	14,217	14,158

Gross profit	14,291	16,210	18,088	21,106	23,029	24,527	28,461	29,172
Operating expenses:
Sales and marketing	11,192	12,125	12,152	14,257	15,322	17,850	20,710	23,003
Research and development	3,343	4,576	6,059	6,811	7,494	7,948	8,914	8,690
General and administrative	5,099	4,815	5,934	6,047	16,196	7,484	8,783	10,744
Acquisition-related and other	—	—	—	—	1,384	1,366	2,021	7,441
Amortization of acquired intangible assets	—	—	—	—	480	898	1,165	1,381

Total operating expenses	19,634	21,516	24,145	27,115	40,876	35,546	41,593	51,259

Operating loss	(5,343)	(5,306)	(6,057)	(6,009)	(17,847)	(11,019)	(13,132)	(22,087)
Total other income (expense), net	(84)	(367)	(337)	(15)	(404)	51	12	(473)

Net loss before income taxes	(5,427)	(5,673)	(6,394)	(6,024)	(18,251)	(10,968)	(13,120)	(22,560)
Income tax expense (benefit)	109	178	181	343	288	274	(2,293)	584

Net loss	(5,536)	(5,851)	(6,575)	(6,367)	(18,539)	(11,242)	(10,827)	(23,144)

Stock-based expense (2)	1,558	1,697	2,503	1,952	12,338	3,595	3,139	3,381
Contingent consideration related to acquisition (3)	—	—	—	—	—	—	—	(410)
Adjusted depreciation and amortization (4)	471	512	569	552	1,338	2,099	2,462	2,537
Acquisition-related and other expense	—	—	—	—	1,384	1,366	2,021	7,441
Other stock-related expense (5)	—	—	—	—	—	—	—	2,200
Income tax expense (benefit)	109	178	181	343	288	274	(2,293)	584
Total other (income) expense, net	84	367	337	15	404	(51)	(12)	473

Adjusted EBITDA	$(3,314)	$(3,097)	$(2,985)	$(3,505)	$(2,787)	$(3,959)	$(5,510)	$(6,938)

Number of active enterprise clients (at period end) (6)	640	701	737	790	1,076	1,109	1,179	1,208
Full-time employees (at period end)	520	566	608	640	771	777	796	783

(1) Revenue includes the following:
SaaS	$22,088	$25,015	$27,602	$31,431	$35,662	$38,626	$40,710	$42,373
Media	—	—	—	—	—	—	1,968	957

Revenue	$22,088	$25,015	$27,602	$31,431	$35,662	$38,626	$42,678	$43,330

(2) Stock-based expense includes the following:
Cost of revenue	$323	$344	$319	$234	$294	$583	$443	$384
Sales and marketing	402	412	419	636	1,825	870	710	845
Research and development	204	360	356	406	642	1,054	674	756
General and administrative	629	581	1,409	676	9,577	1,088	1,312	1,396

Stock-based expense	$1,558	$1,697	$2,503	$1,952	$12,338	$3,595	$3,139	$3,381

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics (continued)

(unaudited)

(in thousands, except active enterprise clients and full-time employees data)

Three Months Ended
Jul 31, 2011	Oct 31, 2011	Jan 31, 2012	Apr 30, 2012	Jul 31, 2012	Oct 31, 2012	Jan 31, 2013	Apr 30, 2013

(3) Contingent consideration related to acquisition includes the following:

(a) Revaluation of contingent consideration
General and administrative	$—	$—	$—	$—	$—	$—	$—	$(1,000)
(b) Contingent consideration included in compensation expense
General and administrative	—	—	—	—	—	—	—	295
Sales and marketing	—	—	—	—	—	—	—	295

Contingent consideration related to acquisition	$—	$—	$—	$—	$—	$—	$—	$(410)

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

(4) Adjusted depreciation and amortization includes the following:

Cost of revenue	$207	$214	$210	$194	$437	$681	$682	$681
Sales and marketing	129	124	120	117	133	175	173	120
Research and development	68	93	134	136	144	161	169	173
General and administrative	67	81	105	105	144	184	273	182
Amortization of acquired intangible assets	—	—	—	—	480	898	1,165	1,381

Adjusted depreciation and amortization	$471	$512	$569	$552	$1,338	$2,099	$2,462	$2,537

(5) Other stock-related expense includes the following:

General and administrative	$—	$—	$—	$—	$—	$—	$—	$2,200

Other stock-related expense	$—	$—	$—	$—	$—	$—	$—	$2,200

Other stock-related expense represents a non-recurring estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability.

(6)       In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein and in our Form 10-Q for the fiscal quarter ended January 31, 2013. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.